Exhibit 99.1

STORE Capital Announces Second Quarter 2017 Operating Results

Updates 2017 Guidance

SCOTTSDALE, Ariz., August 3, 2017 – STORE Capital Corporation (NYSE: STOR, STORE Capital or the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced operating results for the second quarter and six months ended June 30, 2017.

Highlights

For the quarter ended June 30, 2017:

▪	Total revenues of $114.2 million
▪	Net income of $61.1 million, including a $25.7 million gain on dispositions of real estate
▪	Net income per share of $0.35 (basic and diluted)
▪	AFFO of $76.4 million
▪	AFFO per share of $0.44 (basic and diluted)
▪	Declared a regular quarterly cash dividend per common share of $0.29
▪	Invested $183.8 million in 43 properties at a weighted average initial cap rate of 7.8%
▪	Completed a private placement of 18.6 million common shares to a wholly owned subsidiary of Berkshire Hathaway for aggregate proceeds of $377.1 million

For the six months ended June 30, 2017:

▪	Total revenues of $222.2 million
▪	Net income of $92.4 million, including a $29.4 million gain on dispositions of real estate
▪	Net income per share of $0.55 (basic and diluted)
▪	AFFO of $146.4 million
▪	AFFO per share of $0.88 (basic and diluted)
▪	Declared regular cash dividends per common share aggregating $0.58
▪	Invested $604.6 million in 138 properties at a weighted average initial cap rate of 7.8%
▪	Sold $135 million of A+ rated net-lease mortgage notes under the STORE Master Funding debt program in March 2017
▪	Closed a $100 million two-year unsecured bank term loan which has three one-year extension options in March 2017
▪
Raised net equity proceeds totaling $648 million representing an aggregate of approximately 30.6 million common shares from the Berkshire Hathaway private placement in June 2017, a follow-on stock offering completed in March 2017 and sales of shares under the at-the-market equity program in the first quarter of 2017

STORE Capital Corporation

Management Commentary

“The first half of this year has been full of important accomplishments,” said Chris Volk, President and Chief Executive Officer of STORE Capital.  “We realized diverse acquisitions activity in the second quarter of $184 million, bringing our year-to-date investment total to more than $600 million.  At the same time, we profitably divested certain real estate investments for proceeds of more than $190 million, with most of this activity happening in our second quarter.  Combined, these activities put STORE well on our way to realizing our net acquisition investment goal of $900 million for the year.  Our strong investment and portfolio management activities were matched by a sustained high occupancy rate of 99.5% and our initial corporate Baa2 rating from Moody’s, which holds the promise for lower future capital costs.  We concluded the second quarter with a strong financial position and record liquidity, which benefitted from our important June equity private placement with Berkshire Hathaway.  We look forward to harnessing this strength to realize our investment and growth potential in the very large marketplace that we serve.”

Financial Results

Total Revenues

Total revenues were $114.2 million for the second quarter of 2017, an increase of 24.2% from $92.0 million for the second quarter of 2016.

Total revenues for the first half of 2017 were $222.2 million, an increase of 25.4% from $177.2 million for the first half of 2016. The increase was driven primarily by the growth in the size of STORE Capital’s real estate investment portfolio, which grew from $4.6 billion in gross investment amount representing 1,508 property locations at June 30, 2016 to $5.5 billion in gross investment amount representing 1,770 property locations at June 30, 2017.

Net Income

Net income, which included a $25.7 million gain on dispositions of real estate, was $61.1 million, or $0.35 per basic and diluted share, for the second quarter of 2017, an increase of 101.9% from $30.2 million, or $0.21 per basic and diluted share, for the second quarter of 2016.

Net income for the six months ended June 30, 2017, which included a $29.4 million gain on dispositions of real estate, was $92.4 million, or $0.55 per basic and diluted share, an increase of 68.0% from $55.0 million, or $0.38 per basic and diluted share, for the six months ended June 30, 2016.

Net income includes such items as gain or loss on dispositions of real estate and the provision for impairment of real estate. These items can vary from quarter to quarter and impact net income and period-to-period comparisons.

Adjusted Funds from Operations (AFFO)

AFFO was $76.4 million, or $0.44 per basic and diluted share, for the second quarter of 2017, an increase of 29.5% from $59.0 million, or $0.40 per basic and diluted share, for the second quarter of 2016.

AFFO for the six months ended June 30, 2017 was $146.4 million, or $0.88 per basic and diluted share, an increase of 27.4% from $114.9 million, or $0.80 per basic and diluted share, for the six months ended June 30, 2016. The increase in AFFO for the three- and six-month periods between years was primarily driven by additional rental revenues and interest income generated by the growth in the Company’s real estate investment portfolio.

STORE Capital Corporation

Dividend Information

As previously announced, STORE Capital declared a regular quarterly cash dividend per common share of $0.29 for the second quarter ended June 30, 2017. This dividend, totaling $55.1 million, was paid on July 17, 2017 to stockholders of record on June 30, 2017.

Real Estate Portfolio Highlights

Investment Activity

The Company originated $183.8 million of gross investments representing 43 property locations during the second quarter of 2017, adding 12 new customers. These investments had a weighted average initial cap rate of 7.8%. Total investment activity for the first half of 2017 was $604.6 million representing 138 property locations with an initial weighted average cap rate of 7.8%. The Company defines “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property.

Disposition Activity

During the six months ended June 30, 2017, the Company sold 28 properties and recognized net gains of $29.4 million; 23 of these 28 properties were sold in the second quarter for a net gain of $25.7 million. During the first quarter of 2017, the Company also recognized a $4.3 million provision for impairment related to a property sold in the second quarter.  For the six months ended June 30, 2017, proceeds from the dispositions of real estate, including loan repayments received in conjunction with certain property sales, aggregated $191 million as compared to an aggregate original investment amount for the properties sold of $181 million.

Portfolio

At June 30, 2017, STORE Capital’s real estate portfolio totaled $5.5 billion representing 1,770 property locations. Approximately 95% of the portfolio represents commercial real estate properties subject to long-term leases, 5% represents mortgage loans and direct financing receivables primarily on commercial real estate buildings (located on land the Company owns and leases to its customers) and a nominal amount represents loans receivable secured by the tenants’ other assets. As of June 30, 2017, the portfolio’s annualized base rent and interest (based on rates in effect on June 30, 2017 for all lease and loan contracts) totaled $452.6 million. The weighted average non-cancelable remaining term of the leases at June 30, 2017 was approximately 14 years.

STORE Capital Corporation

The Company's portfolio of real estate investments is highly diversified across customers, brand names or business concepts, industries and geography. The following table presents a summary of the Company’s portfolio.

Portfolio At A Glance - As of June 30, 2017
Investment property locations	1,770
States	48
Customers	371
Industries in which customers operate	102
Proportion of portfolio from direct origination	~80%
Contracts with STORE-preferred terms*(1)	92%
Weighted average annual lease escalation(2)	1.8%
Weighted average remaining lease contract term	~14 years
Occupancy(3)	99.5%
Properties not operating but subject to a lease(4)	13
Investment locations subject to a ground lease	18
Investment portfolio subject to NNN leases*	97%
Investment portfolio subject to Master Leases*(5)	86%
Average investment amount/replacement cost (new)(6)	82%
Locations subject to unit-level financial reporting	97%
Median unit fixed charge coverage ratio (FCCR)/4-Wall coverage ratio(7)	2.1x/2.6x
Contracts rated investment grade(8)	~75%
* Based on annualized base rent and interest.
(1)
Represents the percentage of our lease contracts that were created by STORE or contain preferred contract terms such as unit-level financial reporting, triple-net lease provisions and, when applicable, master lease provisions.

(2)
Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually.  For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract.  For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term.  Calculation excludes contracts representing less than 0.2% of annualized base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options.

(3)	The Company defines occupancy as a property being subject to a lease or loan contract. As of June 30, 2017, nine of the Company’s properties were vacant and not subject to a contract.
(4)	Represents the number of the Company’s investment locations that have been closed by the tenant but remain subject to a lease.
(5)
Percentage of investment portfolio in multiple properties with a single customer subject to master leases. Approximately 83% of the investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease.

(6)	Represents the ratio of purchase price to replacement cost (new) at acquisition.
(7)
STORE Capital calculates a unit’s FCCR generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness. The 4-Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense.

(8)
Represents the percentage of the Company’s contracts that have a STORE Score that is investment grade. The Company measures the credit quality of its portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of the Company’s tenants and the profitability of the operations at the properties.  As of June 30, 2017, STORE Capital’s tenants had a median tenant credit profile of approximately ‘Ba2’ as measured by Moody's Analytics RiskCalc rating scale.  Considering the profitability of the operations at each of its properties and STORE’s assessment of the likelihood that each of the tenants will choose to continue to operate at the properties in the event of their insolvency, the credit quality of its contracts, or STORE Score, is enhanced to a median of ‘Baa2’.

STORE Capital Corporation

Capital Transactions

In June 2017, STORE Capital received an investment grade issuer rating of Baa2 with a stable outlook from Moody’s Investors Service.

In June 2017, the Company completed a private placement of 18.6 million shares of its common stock to a wholly owned subsidiary of Berkshire Hathaway at a price of $20.25 per share and received aggregate proceeds of $377.1 million. The Company intends to use the proceeds from this offering primarily to repay indebtedness and fund real estate acquisitions.

In September 2016, the Company established an “at the market” equity distribution program, or ATM program, pursuant to which, from time to time, it offers and sells registered shares of common stock up to a maximum amount of $400 million through a group of banks acting as its sales agents.  The Company did not sell any shares under the program during the second quarter of 2017.  Since the start of the program, the Company has sold approximately 8.1 million shares at a weighted average share price of $26.25, raising $209 million in aggregate net proceeds after the payment of sales agents’ commissions and offering expenses.

2017 Guidance

The Company is updating its 2017 guidance to reflect the second quarter sale of stock to a subsidiary of Berkshire Hathaway and its decision to reduce its leverage target. The Berkshire Hathaway investment meaningfully accelerated the timing of the Company’s planned equity issuances, reducing expected AFFO per share for the remainder of 2017. Given the Berkshire Hathaway investment, the Company has no near-term plans to issue additional equity and is well positioned for continued growth into 2018. It also allowed the Company to immediately de-lever its balance sheet and reduce its target leverage level. The Company expects 2017 AFFO per share to be within a range of $1.69 to $1.71. This guidance affirms prior projected 2017 annual real estate acquisition volume of approximately $900 million, net of projected property sales of $200 million to $300 million, a weighted average cap rate on new acquisitions of 7.75 percent and expected term borrowing costs of 5%.  The guidance lowers STORE’s target leverage ratio to a range of 5.5 to 6.0 times net debt to EBITDA from prior expectations of 5.75 to 6.25 times. This AFFO per share guidance equates to anticipated net income, excluding gains or losses on sales of property, of $0.79 to $0.80 per share, plus $0.82 to $0.83 per share of expected real estate depreciation and amortization, plus approximately $0.08 per share related to such items as straight-line rent and the amortization of stock-based compensation and deferred financing costs. AFFO per share is sensitive to the timing and amount of real estate acquisitions, dispositions, and capital markets activities during the year, as well as to the spread achieved between the lease rates on new acquisitions and the interest rates on borrowings used to finance those acquisitions.

STORE Capital Corporation

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held later today at 12:00 p.m. Eastern Time / 9:00 a.m. Scottsdale, Arizona Time, to discuss second quarter ended June 30, 2017 operating results and answer questions.

•	Live conference call: 855-656-0920 (domestic) or 412-542-4168 (international)
•	Conference call replay available through August 17, 2017: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10109719
•	Live and archived webcast: http://ir.storecapital.com/webcasts

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in 1,770 property locations, substantially all of which are profit centers, in 48 states. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Non-GAAP Financial Measures

FFO and AFFO

STORE Capital’s reported results are presented in accordance with U.S. generally accepted accounting principles, or GAAP. The Company also discloses Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, both of which are non‑GAAP measures. Management believes these two non‑GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

STORE Capital Corporation

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses, and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, the Company modifies the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain non-cash revenues and expenses that have no impact on the Company’s long-term operating performance, such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, the Company excludes certain other costs not related to its ongoing operations such as the amortization of lease-related intangibles and, historically, transaction costs associated with acquiring real estate subject to existing leases.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude certain additional non-cash revenues and expenses such as straight-line rents, amortization of deferred financing costs and stock-based compensation as such items may cause short-term fluctuations in net income but have no impact on long-term operating performance. Additionally, in deriving AFFO, the Company excludes certain other costs, such as the amortization of lease-related intangibles and, historically, transaction costs associated with acquiring real estate subject to existing leases. The Company believes that these costs are not an ongoing cost of the portfolio in place at the end of each reporting period and, for these reasons, the portion expensed is added back when computing AFFO. Similarly, in 2016 the Company excluded the offering expenses incurred on behalf of its selling stockholder, STORE Holding, when it exited all of its holdings in STORE Capital common stock, as those costs are not related to the Company’s ongoing operations.  As a result, the Company believes AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability.  Therefore, the Company discloses both FFO and AFFO and reconciles them to the most appropriate GAAP performance metric, which is net income.  STORE Capital’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Investor and Media Contacts:

Financial Profiles, Inc.
Moira Conlon, 310-622-8220
Tricia Ross, 310-622-8226
STORECapital@finprofiles.com

STORE Capital Corporation

STORE Capital Corporation
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenues:
Rental revenues	$108,149	$87,140	$210,054	$167,907
Interest income on loans and direct financing receivables	5,447	4,663	11,227	9,078
Other income	612	167	898	219
Total revenues	114,208	91,970	222,179	177,204

Expenses:
Interest	30,919	25,871	60,559	49,306
Transaction costs	–	101	–	335
Property costs	1,131	1,226	1,937	1,712
General and administrative	9,289	8,545	19,532	17,136
Selling stockholder costs	–	–	–	800
Depreciation and amortization	37,396	29,035	72,611	55,514
Provision for impairment of real estate	–	–	4,270	–
Total expenses	78,735	64,778	158,909	124,803

Income from operations before income taxes	35,473	27,192	63,270	52,401
Income tax expense	147	90	253	159
Income before gain on dispositions of real estate	35,326	27,102	63,017	52,242
Gain on dispositions of real estate	25,734	3,147	29,433	2,800
Net income	$61,060	$30,249	$92,450	$55,042

Net income per share of common stock - basic and diluted:	$0.35	$0.21	$0.55	$0.38

Weighted average common shares outstanding: Basic	172,661,739	145,903,881	166,768,835	143,129,012
Diluted	172,661,739	146,116,422	166,768,835	143,348,134

Dividends declared per common share	$0.29	$0.27	$0.58	$0.54

STORE Capital Corporation

STORE Capital Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
Assets
Investments:
Real estate investments:
Land and improvements	$1,663,864	$1,536,178
Buildings and improvements	3,522,055	3,226,791
Intangible lease assets	89,190	92,337
Total real estate investments	5,275,109	4,855,306
Less accumulated depreciation and amortization	(357,426)	(298,984)
	4,917,683	4,556,322
Real estate investments held for sale, net	4,255	–
Loans and direct financing receivables	267,958	269,210
Net investments	5,189,896	4,825,532
Cash and cash equivalents	468,510	54,200
Other assets, net	77,984	61,936
Total assets	$5,736,390	$4,941,668

Liabilities and stockholders' equity
Liabilities:
Credit facility	$–	$48,000
Unsecured notes and term loans payable, net	570,157	470,190
Non-recourse debt obligations of consolidated special purpose entities, net	1,943,058	1,833,481
Dividends payable	55,105	46,209
Accounts payable, accrued expenses and other liabilities	46,615	60,533
Total liabilities	2,614,935	2,458,413

Stockholders' equity:
Common stock, $0.01 par value per share, 375,000,000 shares
authorized, 190,017,089 and 159,341,955 shares issued and
outstanding, respectively	1,900	1,593
Capital in excess of par value	3,282,434	2,631,845
Distributions in excess of retained earnings	(164,353)	(151,592)
Accumulated other comprehensive income	1,474	1,409
Total stockholders' equity	3,121,455	2,483,255
Total liabilities and stockholders' equity	$5,736,390	$4,941,668

STORE Capital Corporation

STORE Capital Corporation
Reconciliations of Non-GAAP Financial Measures
(In thousands, except per share data)

Funds from Operations and Adjusted Funds from Operations

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net income	$61,060	$30,249	$92,450	$55,042
Depreciation and amortization of real estate assets	37,227	28,908	72,301	55,280
Provision for impairment of real estate	–	–	4,270	–
Gain on dispositions of real estate	(25,734)	(3,147)	(29,433)	(2,800)
Funds from Operations	72,553	56,010	139,588	107,522

Adjustments:
Straight-line rental revenue, net	(622)	(1,115)	(1,777)	(1,585)
Transaction costs	–	101	–	335
Amortization of:
Equity-based compensation	1,994	1,762	3,868	3,423
Deferred financing costs
and other noncash interest expense	2,081	1,791	4,090	3,487
Lease-related intangibles and costs	422	489	617	903
Selling stockholder costs	–	–	–	800
Adjusted Funds from Operations	$76,428	$59,038	$146,386	$114,885

Dividends declared to common stockholders	$55,105	$41,379	$104,805	$79,416

Net income per share of common stock:
Basic and Diluted (1)	$0.35	$0.21	$0.55	$0.38
FFO per share of common stock:
Basic and Diluted (1)	$0.42	$0.38	$0.84	$0.75
AFFO per share of common stock:
Basic and Diluted (1)	$0.44	$0.40	$0.88	$0.80

(1)	Under the two-class method, earnings attributable to unvested restricted stock are deducted from earnings in the computation of per share amounts where applicable.

STORE Capital Corporation

STORE Capital Corporation
Investment Portfolio
June 30, 2017

Real Estate Portfolio Information

As of June 30, 2017, STORE Capital’s total investment in real estate and loans approximated $5.5 billion, representing investments in 1,770 property locations, substantially all of which are profit centers for its customers.  The Company’s real estate portfolio is highly diversified.  The following tables summarize the diversification of the real estate portfolio based on the percentage of base rent and interest, annualized based on rates in effect on June 30, 2017, for all leases, loans and direct financing receivables in place as of that date.

Diversification by Customer

STORE Capital has a diverse customer base. At June 30, 2017, the Company’s 1,770 property locations were operated by over 370 customers. The largest single customer represented 3.1% of annualized base rent and interest and the top ten customers totaled 17.6% of annualized base rent and interest. The following table identifies STORE Capital’s ten largest customers as of June 30, 2017:

Customer	% of Annualized Base Rent and Interest	Number of Properties
AVF Parent, LLC (Art Van Furniture)	3.1%	17
American Multi-Cinema, Inc. (Starplex/Carmike/Showplex/AMC)	2.4	15
Cadence Education, Inc. (Early childhood/elementary education)	2.1	32
Mills Fleet Farm Group, LLC	2.0	6
Gander Mountain Company	1.9	12
RMH Franchise Holdings, Inc. (Applebee’s)	1.5	33
O'Charley's LLC	1.3	30
Automotive Remarketing Group, Inc.	1.2	6
Stratford School, Inc. (Elementary and middle schools)	1.1	4
FreedomRoads, LLC (Camping World)	1.0	8
All other (361 customers)	82.4	1,607
Total	100.0%	1,770

STORE Capital Corporation

STORE Capital Corporation
Investment Portfolio
June 30, 2017

Diversification by Concept

STORE Capital’s customers operate their businesses under a wide range of brand names or business concepts. Of the nearly 450 concepts represented in the Company’s investment portfolio as of June 30, 2017, the largest single concept represented 3.1% of annualized base rent and interest and the top ten concepts totaled 18.3% of annualized base rent and interest. The following table identifies the top ten customer business concepts as of June 30, 2017:

Customer Business Concept	% of Annualized Base Rent and Interest	Number of Properties
Art Van Furniture	3.1%	17
Ashley Furniture HomeStore	2.9	25
Applebee’s	2.0	47
Mills Fleet Farm	2.0	6
Gander Mountain	1.9	12
Popeyes Louisiana Kitchen	1.5	63
Starplex Cinemas	1.4	8
O'Charley's	1.3	30
Stratford School	1.1	4
Sonic Drive-In	1.1	58
All other (438 concepts)	81.7	1,500
Total	100.0%	1,770

STORE Capital Corporation

STORE Capital Corporation
Investment Portfolio
June 30, 2017

Diversification by Industry

The business concepts of STORE Capital’s customers are diversified across more than 100 industries within the service, retail and manufacturing sectors of the U.S. economy.  The following table summarizes these industries, by sector, into 74 industry groups as of June 30, 2017:

Customer Industry Group	% of Annualized Base Rent and Interest	Number of Properties	Building Square Footage (in thousands)
Service:
Restaurants – full service	13.7%	342	2,375
Restaurants – limited service	7.9	395	1,046
Early childhood education	7.1	172	1,889
Movie theaters	6.6	39	1,873
Health clubs	5.6	61	1,723
Family entertainment	3.8	23	822
Pet care	2.9	95	1,056
Automotive repair and maintenance	2.7	85	406
Career education	2.1	7	584
Behavioral health	1.9	35	472
Medical and dental	1.5	28	272
Elementary and secondary schools	1.5	7	256
Equipment sales and leasing	1.5	17	543
Lumber wholesalers	1.4	33	1,394
Wholesale automobile auction	1.2	6	223
Consumer goods rental	1.1	39	537
All other service (22 industry groups)	6.6	74	4,272
Total service	69.1	1,458	19,743
Retail:
Furniture	6.7	49	3,096
Farm and ranch supply	3.2	22	1,859
Hunting and fishing	1.9	13	814
Recreational vehicle dealers	1.1	8	222
Home furnishings	1.0	5	691
Electronics and appliances	0.8	7	331
Used car dealers	0.6	11	138
Grocery	0.5	12	524
All other retail (8 industry groups)	1.6	33	1,220
Total retail	17.4	160	8,895
Manufacturing:
Metal fabrication	3.5	47	4,512
Plastic and rubber products	2.8	27	3,299
Medical and pharmaceutical	0.9	6	431
Electronics equipment	0.8	5	619
Paper and packaging	0.8	6	969
Food processing	0.6	4	396
Chemical products	0.6	7	631
All other manufacturing (13 industry groups)	3.5	50	4,241
Total manufacturing	13.5	152	15,098
Total	100.0%	1,770	43,736

STORE Capital Corporation

STORE Capital Corporation
Investment Portfolio
June 30, 2017

Diversification by Geography

STORE Capital’s portfolio is also highly diversified by geography, as the Company’s property locations can be found in 48 of the 50 states (excluding Delaware and Rhode Island). The following table details the top ten geographical locations of the properties as of June 30, 2017:

State	% of Annualized Base Rent and Interest	Number of Properties
Texas	12.7%	185
Illinois	7.4	126
Florida	6.4	110
Georgia	5.6	115
Ohio	5.0	101
Tennessee	4.6	85
Michigan	4.1	62
California	4.0	25
Arizona	4.0	72
Minnesota	3.4	54
All other (38 states) (1)	42.8	835
Total	100.0%	1,770

(1)	Includes two properties in Ontario, Canada which represent 0.3% of annualized base rent and interest.

STORE Capital Corporation

STORE Capital Corporation
Investment Portfolio
June 30, 2017

Contracts and Expirations

The Company focuses on long-term, triple-net leases with built-in lease escalators and uses master leases, where appropriate. As of June 30, 2017, 97% of the Company’s investment portfolio was subject to a triple-net lease. Where the Company owns multiple properties leased to a single customer, 86% of this portion of the investment portfolio was subject to a master lease. Leases and loans representing approximately 11% of the annualized base rent and interest will expire in the next ten years (before 2027). The following table sets forth the schedule of lease, loan and direct financing receivable expirations as of June 30, 2017:

Year of Lease Expiration or Loan Maturity (1)	% of Annualized Base Rent and Interest	Number of Properties (2)
Remainder of 2017	0.4%	12
2018	0.3	2
2019	0.7	8
2020	0.5	5
2021	0.8	6
2022	0.5	7
2023	1.6	34
2024	1.0	17
2025	1.9	22
2026	2.8	57
Thereafter	89.5	1,591
Total	100.0%	1,761

(1)	Expiration year of contracts in place as of June 30, 2017, excluding any tenant renewal option periods.
(2)	Excludes nine properties which were vacant and not subject to a lease as of June 30, 2017.